EXHIBIT 23.0




                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Digital Biometrics, Inc.:

     We consent to incorporation by reference in the registration statements (Numbers 33-41510, 33-63984, 33-90900, 333-34725, 333-43791 and 333-59067) on
Forms S-3 and S-8 of Digital Biometrics, Inc., of our reports dated November 13, 1998 relating to the balance sheets of Digital Biometrics, Inc., as of September 30, 1998 and 1997, and the related statements of operations, stockholders' equity and cash flows and the related financial statement schedule for each of the years in the three-year period ended September 30, 1998, which reports appear in the September 30, 1998, Annual Report on Form 10-K of Digital Biometrics, Inc., and to the reference to our firm under the heading "Selected Financial Data" in the Company's September 30, 1998, Annual Report on Form 10-K which is incorporated by reference in the registration statements.



                                        KPMG Peat Marwick LLP


Minneapolis, Minnesota
December 29, 1998